Exhibit 99.1

Contacts:
Investor Relations:	Media Relations:
Alex Holmes, 303-967-6930	Colin Wheeler, 303-967-6553
alex.holmes@firstdata.com	colin.wheeler@firstdata.com

First Data Reports EPS from Continuing Operations for

Third Quarter 2006 of $0.17 or $0.29 Excluding Items

Plans $700 Million in Share Repurchases by end of 2007

October 23, 2006 – First Data Corp. (NYSE: FDC) today reported its financial results for the third quarter of 2006. The results reflect the spin-off of The Western Union Company. Accordingly, First Data’s continuing operation results described below exclude the results of Western Union. First Data’s consolidated revenue was $1.8 billion, up 9%. Earnings per share from continuing operations were $0.17 per share or $0.29 per share excluding items.

“Our solid results for the third quarter of 2006 were driven by an above-expectation performance by our Commercial Services segment. Additionally, First Data International delivered strong double-digit organic revenue growth. And, in our Financial Institution segment, where the last of our previously announced deconversions are now behind us, we recorded significant improvements in our profit margin,” said Ric Duques, chairman and chief executive officer.

The following items resulted in a net negative impact of $0.12 to earnings per share from continuing operations in the third quarter:

Items negatively impacting EPS included:

• Changes in derivative values related to SFAS 133 (non-cash)	$0.12
• Reorganization costs due to the Western Union spin-off	$0.02
• Restructuring costs	$0.01

Items favorably impacting EPS included:
• Litigation and regulatory settlements	$0.03

Segment Results

For the quarter, Commercial Services generated revenue of $1.1 billion, a very strong 10% growth or 7% excluding reimbursable debit network fees. Third quarter results were driven by solid transaction growth of 13%. Operating profit was $294 million, up 22% or 10% excluding integration expense from 2005. Margin for the quarter improved to 27.8% from 25.0%, or to 34.5% from 33.8% excluding reimbursable debit network fees and 2005 integration costs.

For the quarter, Financial Institution Services generated revenue of $455 million, down 4%. Operating profit was $96 million, down 2%. Margin for the quarter improved to 21.2% from 20.8%, or to 31.4% from 29.6% excluding reimbursables. Results were in line with the company’s expectations, which included the impact of the grow-over of a large contract termination fee recorded in the third quarter of 2005. The third quarter is the final quarter where the growth rates of the segment will be impacted by the grow-over of previously announced deconversions.

For the quarter, First Data International generated revenue of $332 million, up 45%, and revenue growth on a constant currency basis excluding acquisitions was 11%. Third quarter results were driven by organic transaction growth of 13%. Operating profit was $32 million, up 9% and margin declined to 9.7% from 12.9%. As anticipated, these results are primarily due to significant investments in new business development, infrastructure and platform consolidation, and higher incentive compensation expense in 2006.

Outlook

For the fourth quarter of 2006, the company anticipates delivering earnings per share in the range of $0.33 to $0.35 from continuing operations. Consolidated revenue growth for the fourth quarter is expected to be double digit. The company will update this EPS estimate at any time it has determined that the estimate is materially inaccurate. Additionally, the company announced it plans to issue full-year guidance for 2007 in January in accordance with prior practice.

The company also announced that it plans to repurchase $700 million of its shares by the end of 2007 under its existing Board authorization.

“We are building great momentum and are now 100% focused on the needs of our financial institution and merchant clients. As we enter 2007, First Data remains in an excellent position to capitalize on and lead the long-term secular shift from cash and checks to credit, debit and prepaid payments around the world,” Duques concluded.

Accounting for Derivatives

Income from continuing operations included a $0.12 per share non-cash loss associated with marking to market derivatives that did not qualify for hedge accounting. Such non-cash loss had no impact on the company’s cash flows or its total stockholders’ equity in comparison to what they would have been had the company qualified for hedge accounting. This is the direct result of the previously announced decision to restate results to reflect the current SEC interpretations of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. The non-cash loss offsets non-cash gains reflected in the company’s restated Form 10-Q/As for the first two quarters of 2006 and results in a year-to-date net gain of $0.02 per share.

The company noted that the derivatives that have resulted in this volatility were restructured prior to September 30, 2006 to qualify for hedge accounting. Beginning in the company’s fourth quarter, changes in the values of these derivatives will no longer flow through earnings.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP (generally accepted accounting principles) measures are available in the accompanying schedules and in the “Invest” section of the company’s web site at www.firstdata.com.

Investor and Analyst Conference Call

First Data will hold an investor and analyst conference call tomorrow Tuesday, October 24 at 8:00 a.m. EST. Ric Duques, chairman and CEO, will host the call. To listen to the broadcast and view management’s slide presentation, please log on to www.firstdata.com, and click on the link under the Invest section at least 15 minutes prior to the start of the call. To participate in the call, dial 888-831-9087 (U.S.) or +1-773-799-3935 (outside the U.S.) ten minutes prior to the start of the call and enter passcode FDC. A replay of the call will be available one hour after the call ends through October 31 at 5:00 p.m. EDT at 866-357-4211 (U.S.) or +1-203-369-0126 (outside the U.S.) and via webcast on www.firstdata.com. No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses and consumers worldwide, serving 4.6 million merchant locations, 1,900 card issuers and their customers. First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes credit, debit, private-label, gift and other prepaid card issuing and merchant transaction processing services; money orders; fraud protection and authentication solutions; check guarantee and verification services through TeleCheck; as well as Internet commerce and mobile solutions. The company’s STAR Network offers PIN-secured debit acceptance at 2.0 million ATM and retail locations. For more information, visit www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings estimates, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card-based payment transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company’s business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies;(e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (g) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (n) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (o) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (p) no material breach of security of any of our systems; and (q) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Merchant services	$693.6	$611.7	13%
Check services	80.0	82.2	-3%
Card services	429.5	393.5	9%
Other services	88.4	81.6	8%
Investment income, net	(37.3)	(13.7)	NM
Product sales and other	178.0	178.1	0%
Reimbursable debit network fees, postage and other	363.8	317.4	15%

	1,796.0	1,650.8	9%

Expenses:
Cost of services	786.6	716.9	10%
Cost of products sold	76.9	76.3	1%
Selling, general and administrative	300.5	264.1	14%
Reimbursable debit network fees, postage and other	363.8	317.4	15%
Other operating expenses:
Restructuring, net	12.0	4.1	NM
Impairments	1.9	27.6	NM
Litigation and regulatory settlements	(42.3)	—	NM
Other	—	(1.5)	NM

	1,499.4	1,404.9	7%

Operating profit	296.6	245.9	21%

Other income (expense):
Interest income	13.8	3.1	345%
Interest expense	(72.4)	(53.7)	35%
Investment gains and (losses)	(144.2)	129.9	NM
Divestitures, net	1.4	9.3	NM

	(201.4)	88.6	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	95.2	334.5	-72%
Income taxes (a)	5.1	88.1	-94%
Minority interest	(35.2)	(35.0)	1%
Equity earnings in affiliates	77.0	65.0	18%

Income from continuing operations	131.9	276.4	-52%
Income from discontinued operations, net of taxes of $125.5 and $110.8, respectively (b)	210.3	240.2	-12%

Net Income	$342.2	$516.6	-34%

Earnings per share from continuing operations:
Basic	$0.17	$0.36	-53%
Diluted	$0.17	$0.35	-51%
Earnings per share:
Basic	$0.45	$0.67	-33%
Diluted	$0.44	$0.66	-33%
Weighted-average shares outstanding:
Basic	764.1	769.2	-1%
Diluted	774.0	778.7	-1%
Shares outstanding at end of period	765.8	765.5	0%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Nine Months Ended September 30,
	2006	2005	Change
Revenues:
Transaction and processing service fees:
Merchant services	$1,957.1	$1,745.0	12%
Check services	238.9	247.7	-4%
Card services	1,228.9	1,201.0	2%
Other services	258.4	254.8	1%
Investment income, net	(96.6)	(12.0)	NM
Product sales and other	529.4	482.7	10%
Reimbursable debit network fees, postage and other	1,062.9	943.8	13%

	5,179.0	4,863.0	6%

Expenses:
Cost of services	2,272.6	2,143.5	6%
Cost of products sold	221.3	199.5	11%
Selling, general and administrative	862.0	780.7	10%
Reimbursable debit network fees, postage and other	1,062.9	943.8	13%
Other operating expenses:
Restructuring, net	11.6	14.0	NM
Impairments	(0.1)	26.8	NM
Litigation and regulatory settlements	(34.8)	—	NM
Other	(0.3)	9.9	NM

	4,395.2	4,118.2	7%

Operating profit	783.8	744.8	5%

Other income (expense):
Interest income	23.8	9.0	164%
Interest expense	(191.3)	(141.7)	35%
Investment gains and (losses)	45.8	59.9	NM
Divestitures, net	8.0	15.8	NM

	(113.7)	(57.0)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	670.1	687.8	-3%
Income taxes (a)	165.2	164.0	1%
Minority interest	(104.5)	(96.0)	9%
Equity earnings in affiliates	207.9	165.8	25%

Income from continuing operations	608.3	593.6	2%
Income from discontinued operations, net of taxes of $333.9 and $301.4, respectively (b)	626.6	704.2	NM

Net income	$1,234.9	$1,297.8	-5%

Earnings per share from continuing operations:
Basic	$0.80	$0.76	5%
Diluted	$0.78	$0.75	4%
Earnings per share:
Basic	$1.61	$1.67	-4%
Diluted	$1.59	$1.65	-4%
Weighted-average shares outstanding:
Basic	764.7	778.9	-2%
Diluted	777.3	788.3	-1%
Shares outstanding at end of period	765.8	765.5	0%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended September 30,
	2006	2005	Change
Revenues:
First Data Commercial Services	$1,056.6	$962.7	10%
First Data Financial Institution Services	455.2	474.3	-4%
First Data International	331.9	228.7	45%
Integrated Payment Systems	26.2	50.2	-48%

Subtotal segment revenues	1,869.9	1,715.9	9%
All Other and Corporate	121.1	104.6	16%

	1,991.0	1,820.5	9%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(84.6)	(72.7)	16%
Interest income	(13.8)	(3.1)	345%
Eliminations (e)	(96.6)	(93.9)	NM

Consolidated revenue	$1,796.0	$1,650.8	9%

Operating profit: (f)
First Data Commercial Services	$294.1	$240.3	22%
First Data Financial Institution Services	96.3	98.6	-2%
First Data International	32.1	29.5	9%
Integrated Payment Systems	(1.5)	22.7	NM

Subtotal segment operating profit	421.0	391.1	8%
All Other and Corporate	(34.9)	(21.0)	66%

	386.1	370.1	4%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(77.0)	(65.0)	18%
Minority interest from segment operations (g)	35.5	35.0	1%
Eliminations (e)	(62.6)	(60.9)	NM
Interest expense	(72.4)	(53.7)	35%
Items excluded from segment operations (h)	(114.4)	109.0	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$95.2	$334.5	-72%

Depreciation & Amortization:
First Data Commercial Services	$77.2	$77.6	-1%
First Data Financial Institution Services	38.8	37.9	2%
First Data International	45.2	36.3	25%
Integrated Payment Systems	4.0	3.9	3%
All Other and Corporate	12.5	11.7	7%

Consolidated depreciation & amortization	$177.7	$167.4	6%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Nine Months Ended September 30,
	2006	2005	Change
Revenues:
First Data Commercial Services	$3,021.3	$2,747.4	10%
First Data Financial Institution Services	1,352.0	1,427.0	-5%
First Data International	894.8	654.9	37%
Integrated Payment Systems	91.3	180.6	-49%

Subtotal segment revenues	5,359.4	5,009.9	7%
All Other and Corporate	362.0	320.0	13%

	5,721.4	5,329.9	7%

Adjustments for items included in segment and All Other and Corporate revenues: (c)
Equity earnings in affiliates (d)	(230.0)	(189.7)	21%
Interest income	(23.8)	(9.0)	164%
Eliminations (e)	(288.6)	(268.2)	NM

Consolidated revenue	$5,179.0	$4,863.0	6%

Operating profit: (f)
First Data Commercial Services	$786.0	$631.7	24%
First Data Financial Institution Services	275.1	292.3	-6%
First Data International	94.8	74.6	27%
Integrated Payment Systems	5.2	100.6	NM

Subtotal segment operating profit	1,161.1	1,099.2	6%
All Other and Corporate	(87.2)	(47.5)	84%

	1,073.9	1,051.7	2%

Adjustments for items included in segment and All Other and Corporate operating profit: (c)
Equity earnings in affiliates	(207.9)	(165.8)	25%
Minority interest from segment operations (g)	101.7	95.9	6%
Eliminations (e)	(183.7)	(177.3)	NM
Interest expense	(191.3)	(141.7)	35%
Items excluded from segment operations (h)	77.4	25.0	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$670.1	$687.8	-3%

Depreciation & Amortization:
First Data Commercial Services	$231.1	$238.3	-3%
First Data Financial Institution Services	115.0	122.8	-6%
First Data International	130.2	108.3	20%
Integrated Payment Systems	11.6	12.5	-7%
All Other and Corporate	36.4	34.8	5%

Consolidated depreciation & amortization	$524.3	$516.7	1%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

Effective January 1, 2006, the Company began assessing performance and allocating resources based on a new segment structure. Segment results for 2005 have been adjusted to reflect the new structure. In addition, consolidated revenues for 2005 have been adjusted to present “Transaction and processing service fees” by revenue type and to reflect the reclassification of debit network fees from “Transaction and processing service fees” to “Reimbursable debit network fees, postage and other.” Prior period and year-to-date amounts have also been adjusted to reflect Primary Payment Systems, IDLogix and Western Union as discontinued operations. In addition, certain amounts in the prior year have been reclassified to conform to current year presentation.

(a)	FDC’s effective tax rate on pretax income from continuing operations was 3.7% and 21.3% for the three and nine months ended September 30, 2006, respectively, and 24.2% and 21.6% for the corresponding periods in 2005.

(b)	Discontinued operations relate to NYCE, Western Union, Primary Payment Systems and IDLogix.

(c)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(d)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(e)	Represents elimination of adjustment to record Integrated Payment Systems segment investment income and its related operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below as well as minority interest related to interest expense and income taxes.

(h)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended September 30, 2006	Nine months ended September 30, 2006
Restructuring, net	$(12.0)	$(11.6)	Restructuring charges of $12.8 million and $14.3 million were recorded for the three and nine months ended September 30, 2006, respectively, offset partially by reversals of excess restructuring accruals of $0.8 million and $2.7 million during the three and nine months, respectively.
Impairments	(1.9)	0.1	Impairment charges recorded during the three months ended September 30, 2006 related to buildings in the Financial Institution Services segment. Additional gains on the sale of assets previously impaired were recorded during the nine months ended September 30, 2006.
Litigation and regulatory settlements	42.3	34.8	A benefit was recorded in the third quarter 2006 related to a settlement with Visa. This was partially offset in the three and nine months by charges for certain litigation the most significant of which related to the settlement of a patent infringement lawsuit in the Commercial Services segment.
Investment gains and (losses)	(144.2)	45.8	Net investment losses recorded for the three months ended September 30, 2006 included $153.0 million in investment losses associated with the mark-to-market of interest rate swaps utilized in the Company’s official check business that did not qualify for hedge accounting partially offset by $8.0 million in realized gains associated with these same interest rate swaps. Net investment gains recorded for the nine months ended September 30, 2006 included $24.7 million in investment gains associated with the mark-to-market of interest rate swaps as well as $9.0 million in realized gains associated with these same interest rate swaps. Also benefiting the nine months was the gain on the redemption of Mastercard stock.
Divestitures, net	1.4	8.0	Gains on the sale of corporate aircraft and a small business and other assets were recorded during the nine months ended September 30, 2006, partially offset by a loss on the sale of a small business.
Other	—	0.3	Relates to the reversal of a portion of other charges recorded in 2005.

	(114.4)	77.4
Minority interest	0.3	(3.4)

	$(114.1)	$74.0

(in millions)	Three months ended September 30, 2005	Nine months ended September 30, 2005
Restructuring, net	$(4.1)	$(14.0)	Restructuring charges of $5.3 million and $16.8 million were recorded for the three and nine months ended September 30, 2005, respectively, offset partially by reversals of excess restructuring accruals of $1.2 million and $2.8 million during the three and nine months, respectively.
Impairments	(27.6)	(26.8)	A loss of $27.6 million was recorded for the three months ended September 30, 2005 related to the impairment of goodwill and other assets related to the Company's mobile payments business. A gain was also recorded during the nine months ended September 30, 2005 due to the subsequent sale of assets previously impaired.
Investment gains and (losses)	129.9	59.9	Net investment gains recorded for the three months ended September 30, 2005 included $143.8 million in gains associated with the mark-to-market of interest rate swaps utilized in the Company's official check business that did not qualify for hedge accounting, partially offset by $14.9 million in realized losses associated with these same interest rate swaps. Net investment gains recorded during the nine months ended September 30, 2005 included $108.6 million in gains associated with the mark-to-market of interest rate swaps, a gain of $21.4 million on the sale of CheckFree Corporation common stock as well as the gains on the sale of other strategic investments partially offset by $71.9 million in realized losses associated with the interest rate swaps noted above and impairment of other strategic investments.
Divestitures, net	9.3	15.8	Gains on the sales of small businesses and assets were recorded (including the sale of IBT interests) and certain excess divestiture accruals were reversed due to the expiration of certain contingencies during the three and nine months ended September 30, 2005.
Other	1.5	(9.9)	Other relates to the reimbursement to certain clients for the misallocation of certain pass through billings in the nine months ended September 30, 2005, the majority of which related to 2004, partially offset by reversals of $1.5 million of these charges in the third quarter.

	109.0	25.0
Minority interest	(0.1)	(0.1)

	$108.9	$24.9

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

	2006	2005	Change
For the Three Months Ended September 30,
Commercial Services
Domestic merchant transactions (a)	6,470.6	5,715.8	13%
Financial Institution Services
Domestic debit issuer transactions (b)	2,448.6	1,989.1	23%
First Data International
International transactions (c)	1,158.2	667.8	73%
For the Nine Months Ended September 30,
Commercial Services
Domestic merchant transactions (a)	18,623.6	16,448.2	13%
Financial Institution Services
Domestic debit issuer transactions (b)	6,874.2	5,822.7	18%
First Data International
International transactions (c)	3,176.6	1,754.3	81%
At September 30,
Financial Institution Services
Domestic active card accounts on file: (d)
Bankcard	40.2	28.8	40%
Retail	69.4	58.3	19%

Total	109.6	87.1	26%

First Data International
International card accounts on file: (e)
Bankcard	31.3	20.6	52%
Retail	11.1	8.2	35%

Total	42.4	28.8	47%

(a)	Domestic merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). Domestic merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(b)	Domestic debit issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

(c)	International transactions include VISA, MasterCard and other card association merchant acquiring and switching and debit issuer transactions for clients outside the U.S. Transactions include credit, signature debit and PIN-debit POS, POS gateway and ATM transactions.

(d)	Domestic active card accounts on file include customer accounts that had a balance or any monetary posting or authorization activity during the last month of the quarter.

(e)	International card accounts on file at September 30, 2005 have been adjusted to reflect a reclassification of accounts from bankcard to retail.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

2006
For the Three Months Ended September 30,
Consolidated financial metrics (in millions):
Capital expenditures	$87
Dividends	$46
Financial Institution Services
Revenue growth:
Card Processing	-26%
Output Services	12%
Debit	3%
Postage	5%
Remitco	-12%
For the Nine Months Ended September 30,
Consolidated financial metrics (in millions):
Capital expenditures	$197
Dividends	$138
Financial Institution Services
Revenue growth:
Card Processing	-23%
Output Services	6%
Debit	1%
Postage	1%
Remitco	-5%
At September 30,
Financial Institution Services
Domestic card accounts on file (in millions):
Bankcard	110.3
Retail	323.0
Debit	111.0

Total	544.3

First Data International
International card accounts on file (in millions):
Bankcard	31.3
Retail	11.1
Debit	15.0

Total	57.4

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors and analysts in understanding our financial results and to better analyze trends in our underlying business. Management uses these measures to evaluate the operating performance of the Company and its segments. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company's results through the eyes of management in addition to seeing our GAAP results.

The Company’s non-GAAP EPS measure excludes certain items that represent fluctuations that are not indicative of the Company’s future operating performance and may obscure underlying trends in the business, such as changes in derivative values related to the previously announced SFAS 133 restatement, reorganization costs related to the Western Union spin-off, restructuring costs, and litigation and regulatory settlements. Non-GAAP measures for the Company’s domestic segments exclude prior-period integration costs related to the 2004 acquisition of Concord EFS, Inc., for comparative purposes and exclude revenue earned from reimbursements of pass-through costs such as debit network fees and postage. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

Q3-2006
Diluted earnings per share from continuing operations	$0.17
Changes in derivative values related to SFAS 133 (non-cash)	0.12
Reorganization costs related to the Western Union spin-off	0.02
Restructuring costs, net	0.01
Litigation and regulatory settlements, net	(0.03)

Diluted earnings per share from continuing operations excluding items	$0.29

	Three Months Ended September 30,
	2006	2005	Change
Commercial Services
Revenue	$1,056.6	$962.7	10%
Reimbursable debit network fees	(204.3)	(168.5)

Revenue excluding reimbursable debit network fees	$852.3	$794.2	7%

Operating profit	$294.1	$240.3	22%
Integration expenses (1)	—	28.1

Operating profit excluding integration expenses	$294.1	$268.4	10%

Profit margin	27.8%	25.0%
Profit margin excluding reimbursable debit networks fees and integration expenses	34.5%	33.8%

Financial Institution Services
Revenue	$455.2	$474.3
Reimbursable postage and other	(148.1)	(141.2)

Revenue excluding reimbursable postage and other	$307.1	$333.1

Operating profit	$96.3	$98.6
Profit margin	21.2%	20.8%
Profit margin excluding reimbursable postage and other	31.4%	29.6%

(1)	Integration expenses relate to the cost of personnel who were assigned to work exclusively on the Concord integration or Company reorganization plus the allocation of a portion of the cost of certain Company personnel that were partially dedicated to such activities. Additionally, these expenses include certain internal and contract system development costs and infrastructure costs.

FIRST DATA CORPORATION

CONSOLIDATED REVENUE AND EXPENSE - ADJUSTED FOR DISCONTINUED OPERATIONS

(Unaudited)

(in millions)

	Twelve Months ended 12/31/2004	Three Months ended 3/31/2005	Three Months ended 6/30/2005	Three Months ended 9/30/2005	Three Months ended 12/31/2005	Three Months ended 3/31/2006	Three Months ended 6/30/2006
Revenues:
Transaction and processing service fees:
Merchant services	$2,324.9	$543.6	$589.7	$611.7	$653.4	$594.1	$669.4
Check services	374.4	83.8	81.7	82.2	80.9	79.6	79.3
Card services	1,628.4	408.7	398.8	393.5	393.7	391.4	408.0
Other services	348.8	86.7	86.5	81.6	82.4	83.2	86.8
Investment income, net	229.3	5.0	(3.3)	(13.7)	(21.6)	(24.8)	(34.5)
Product sales and other	667.9	145.1	159.5	178.1	163.5	180.2	171.2
Reimbursable debit network fees, postage and other	1,084.7	302.7	323.7	317.4	339.6	340.0	359.1

	6,658.4	1,575.6	1,636.6	1,650.8	1,691.9	1,643.7	1,739.3

Expenses:
Cost of services	2,761.6	716.6	710.0	716.9	739.0	736.9	749.1
Cost of products sold	223.3	59.7	63.5	76.3	65.8	66.8	77.6
Selling, general and administrative	1,067.2	253.2	263.4	264.1	275.9	272.7	288.8
Reimbursable debit network fees, postage and other	1,084.7	302.7	323.7	317.4	339.6	340.0	359.1
Other operating expenses
Restructuring, net	62.2	—	9.9	4.1	62.2	(0.8)	0.4
Impairments	0.5	(1.0)	0.2	27.6	14.1	—	(2.0)
Litigation and regulatory settlements	32.4	—	—	—	—	15.0	(7.5)
Other	25.0	—	11.4	(1.5)	15.7	(0.3)	—

	5,256.9	1,331.2	1,382.1	1,404.9	1,512.3	1,430.3	1,465.5

Operating profit	1,401.5	244.4	254.5	245.9	179.6	213.4	273.8

Other income (expense):
Interest income	23.1	3.7	2.2	3.1	3.4	2.9	7.1
Interest expense	(116.9)	(41.3)	(46.7)	(53.7)	(49.8)	(57.8)	(61.1)
Investment gains and (losses)	(115.1)	129.9	(199.9)	129.9	24.8	103.1	86.9
Divestitures, net	265.2	6.3	0.2	9.3	45.5	5.8	0.8

	56.3	98.6	(244.2)	88.6	23.9	54.0	33.7

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	1,457.8	343.0	10.3	334.5	203.5	267.4	307.5
Income taxes	356.3	107.0	(31.1)	88.1	24.7	77.2	82.9
Minority interest	(113.8)	(27.5)	(33.5)	(35.0)	(31.4)	(29.0)	(40.3)
Equity earnings in affiliates	163.2	46.7	54.1	65.0	67.1	58.5	72.4

Income from continuing operations	1,150.9	255.2	62.0	276.4	214.5	219.7	256.7
Income from discontinued operations, net of taxes of $367.3, $86.8, $103.8, $110.8, $100.3, $101.3 and $107.1, respectively	757.4	224.2	239.8	240.2	205.1	210.4	205.9

Net income	$1,908.3	$479.4	$301.8	$516.6	$419.6	$430.1	$462.6

Earnings per share from continuing operations:
Basic	$1.39	$0.32	$0.08	$0.36	$0.28	$0.29	$0.34
Diluted	1.37	0.32	0.08	0.35	0.28	0.28	0.33
Earnings per share:
Basic	$2.31	$0.60	$0.39	$0.67	$0.55	$0.56	$0.61
Diluted	2.27	0.60	0.39	0.66	0.54	0.55	0.60
Weighted-average shares outstanding:
Basic	827.0	793.6	774.1	769.2	763.7	765.5	764.4
Diluted	840.2	803.9	782.8	778.7	772.4	780.2	777.4

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA - ADJUSTED FOR DISCONTINUED OPERATIONS

(Unaudited)

(in millions)

	Twelve Months ended 12/31/2004	Three Months ended 3/31/2005	Three Months ended 6/30/2005	Three Months ended 9/30/2005	Three Months ended 12/31/2005	Three Months ended 3/31/2006	Three Months ended 6/30/2006
Revenues:
First Data Commercial Services	$3,582.1	$855.0	$929.7	$962.7	$1,014.1	$934.4	$1,030.3
First Data Financial Institution Services	1,858.3	470.6	482.1	474.3	438.3	445.2	451.6
First Data International	769.5	213.4	212.8	228.7	263.3	263.9	299.0
Integrated Payment Systems	484.0	67.2	63.2	50.2	41.4	35.9	29.2

Subtotal segment revenues	6,693.9	1,606.2	1,687.8	1,715.9	1,757.1	1,679.4	1,810.1
All other and corporate	447.7	112.1	103.3	104.6	110.2	127.8	113.1

	7,141.6	1,718.3	1,791.1	1,820.5	1,867.3	1,807.2	1,923.2

Adjustments for items included in segment and all other and corporate revenue:
Equity earnings in affiliates	(194.9)	(54.7)	(62.3)	(72.7)	(74.8)	(65.5)	(79.9)
Interest income	(23.1)	(3.7)	(2.2)	(3.1)	(3.4)	(2.9)	(7.1)
Divested operations	58.1	—	—	—	—	—	—
Eliminations	(323.3)	(84.3)	(90.0)	(93.9)	(97.2)	(95.1)	(96.9)

Consolidated revenue	$6,658.4	$1,575.6	$1,636.6	$1,650.8	$1,691.9	$1,643.7	$1,739.3

Operating profit:
First Data Commercial Services	$945.3	$173.8	$217.6	$240.3	$262.8	$214.8	$277.1
First Data Financial Institution Services	413.4	87.6	106.1	98.6	85.6	84.3	94.5
First Data International	77.7	21.6	23.5	29.5	38.7	29.1	33.6
Integrated Payment Systems	369.2	42.8	35.1	22.7	15.2	7.2	(0.5)

Subtotal segment operating profit	1,805.6	325.8	382.3	391.1	402.3	335.4	404.7
All other and corporate	(37.3)	(3.9)	(22.6)	(21.0)	(30.4)	(15.9)	(36.4)

	1,768.3	321.9	359.7	370.1	371.9	319.5	368.3

Adjustments for items included in segment and all other and corporate operating profit:
Equity earnings in affiliates	(163.2)	(46.7)	(54.1)	(65.0)	(67.1)	(58.5)	(72.4)
Divested operations	11.2	—	—	—	—	—	—
Minority interest from segment operations	135.9	27.4	33.5	35.0	32.7	29.0	37.2
Eliminations	(207.5)	(55.5)	(60.9)	(60.9)	(62.5)	(59.8)	(61.3)
Interest expense	(116.9)	(41.3)	(46.7)	(53.7)	(49.8)	(57.8)	(61.1)
Items excluded from segment operations	30.0	137.2	(221.2)	109.0	(21.7)	95.0	96.8

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,457.8	$343.0	$10.3	$334.5	$203.5	$267.4	$307.5